Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-221281, No. 333-216666 and No. 333-208910) and on Form S-8 (No. 333-207265) of Staffing 360 Solutions, Inc., our report dated April 12, 2017, except for Note 3 dated March 29, 2018, relating to the consolidated financial statements of Staffing 360 Solutions, Inc., which appear in this Form 10-K.

 /s/ RBSM LLP

New York, NY

March 29, 2018